                                                                     EXHIBIT 4.1
                     COUNTRYWIDE MORTGAGE INVESTMENTS, INC.
                           1994 STOCK INCENTIVE PLAN

          1.    Purpose of Plan. The purpose of this 1994 Stock Incentive Plan
                ---------------
("Plan") of Countrywide Mortgage Investments, Inc., a Delaware corporation (the
  ----
"Company") is to enable the Company and any subsidiaries to attract, retain and
 -------
motivate their employees, consultants, agents, officers and directors by providing incentives related to equity interests in and the financial performance of the Company.

          2.    Persons Eligible Under Plan. Any person, including any director
                ---------------------------
of the Company, who is an officer or employee of the Company or any subsidiary or an individual who performs services for the Company or any subsidiary of a nature similar to those performed by officers or employees, such as consultants and agents (any of the foregoing, "Employee") shall be eligible to be considered
                                   --------
for the grant of an Award (as defined in Section 5 below) or Awards under
Section 5 of this Plan. No member of the Board of Directors of the Company (the "Board") who is not an officer or employee of the Company or any subsidiary (a
 -----
"Non-Officer Director") shall be eligible to receive any Awards under this Plan,
 --------------------
except for nonqualified stock options granted automatically under the provisions of Section 11 ("Director Options").
                ----------------

          3.    Stock Subject to Plan.
                ---------------------

               (a) ISO Limit. The maximum number of Common Shares, $0.01 par
                   ---------
     value per share, of the Company (the "Common Shares") that may be issued
                                           -------------
     pursuant to options qualified as incentive stock options ("Incentive Stock
                                                                ---------------
     Options") under Section 422 of the Internal Revenue Code of 1986, as
     -------
     amended (the "Code") granted under this Plan is 1,000,000, subject to
                   ----
     adjustment as provided in or pursuant to Section 7 hereof.

               (b) Aggregate/Individual Share Limit. The maximum number of
                   --------------------------------
     Common Shares that may be issued pursuant to all Awards (including Incentive Stock Options) granted under this Plan, other than Common Shares that are issued pursuant to Awards and subsequently reacquired by the Company pursuant to the terms and conditions of such Awards ("Reacquired
                                                                   ----------
     Common Shares"), is 1,600,000, subject to adjustment as provided in or
     -------------
     pursuant to Section 7 or 11 hereof and as may be required by Rule 16b-3 under Section 16 ("Rule 16b-3") of the Securities Exchange Act of 1934, as
                        ----------
     amended (the "Exchange Act") (such maximum number, as so adjusted, shall be
                   ------------
     referred to as the "Share Limit"). Notwithstanding anything contained
                         -----------
     herein to the contrary, the aggregate number of Common Shares subject to options and stock appreciation rights granted during any calendar year to any individual shall be limited to 100,000 and the maximum individual limit on the number of shares in the aggregate subject to all Awards under this Plan granted during any calendar year shall be 150,000.

               (c) Share Reservation. No Award may be granted under this Plan
                   -----------------
     unless, on the date of grant, the sum of (i) the maximum number of Common Shares issuable at any time pursuant to such Award, plus (ii) the number of Common Shares that have previously been issued pursuant to Awards granted under this Plan, other than Reacquired Common Shares available for reissue consistent with any applicable limitations under Rule 16b-3, plus (iii) the maximum number of Common Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit.

               (d) Provisions for Certain Cash Awards. The maximum number of
                   ----------------------------------
     Awards payable solely in cash under the Plan that would constitute derivative securities but for the exclusion in Rule 16a-l(c)(3)(i) under the Exchange Act ("Cash Only Awards"), to the extent paid in cash, shall be
                        ----------------
     based upon the number of shares referenced for purpose of determining the value or price of the Cash Only Award and shall not, together with the number of shares previously issued and subject to then outstanding Awards payable (or deemed payable) in shares under this Plan, exceed 1,600,000 (plus the number of Reacquired Common Shares available for reissue consistent with the provisions of clause (e) below), subject to adjustments under Section 7 and 11.

               (e) Reissue of Awards and Shares. Cash Only Awards and other
                   ----------------------------
     Awards payable in cash or payable in cash or shares that are forfeited or for any reason are not so paid under this Plan, as well as Common Shares subject to Awards that expire or for any reason are terminated and are not issued or constitute Reacquired Common Shares, shall again, except to the extent prohibited by Rule 16b-3 or applicable law, be available for subsequent Awards under the Plan. Except as limited by Rule 16b-3, if an Award is or may be settled only in cash and satisfies the requirements for exemption under Rule 16b-3 or for exclusion from the definition of derivative security under Rule 16a-l(c)(3)(ii), such Award need not be counted against any of the limits under this Section 3.

               (f) Fractional Shares/Minimum Issue. Fractional share interests
                   -------------------------------
     shall be disregarded, but may be accumulated. No fewer than 100 Common Shares may be purchased on exercise of any option granted under this Plan ("Option") at one time unless the number purchased is the total number at
       ------
     the time available for purchase under the Option.

               (g) Privileges of Stock Ownership. Except as otherwise expressly
                   -----------------------------
     authorized by this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock subject to an Option granted under this Plan prior to the satisfaction of all conditions to the valid exercise of the Option.

          4.    Administration of Plan.
                ----------------------

               (a) The Committee. Except for the provisions of Section 11 (which
                   -------------
     to the maximum extent feasible shall be self-effectuating), this Plan shall be administered by a committee of the Board (the "Committee") consisting of
                                                       ---------
     two or more directors, each of whom is a "disinterested person", as such
                                               --------------------
     term is defined in Rule 16b-3.

               (b) Powers of the Committee. Subject to the express provisions of
                   -----------------------
     this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                   (i) adopt, amend and rescind rules and regulations relating to this Plan;

                   (ii) determine which persons meet the requirements of Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards will be granted hereunder;

                   (iii) grant Awards to eligible persons and determine the terms and conditions thereof, including but not limited to the number of Common Shares issuable pursuant thereto, the time not more than five
         (5) years after the date of an Award at which time the Award shall expire or (if not vested) terminate and the conditions upon which Awards become exercisable or vest or shall expire or terminate, and the consideration, if any, to be paid upon receipt, exercise or vesting of Awards;

                   (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof;

                   (v) interpret and construe this Plan and the terms and conditions of any Award granted under Section 5, whether before or after the date set forth in Section 6; and

                   (vi) determine the circumstances under which, consistent with the provisions of Section 8, any outstanding Award under Section 5 may be amended;

which authority (except as to clause (ii) and (iii) above) shall remain in effect so long as any Award remains outstanding under this Plan.

               (c) Specific Committee Responsibility and Discretion Regarding
                   ----------------------------------------------------------
     Awards. Subject to the express provisions of this Plan, the Committee, in
     ------
     its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under Section 5 of this Plan, which terms and conditions may include, subject to such limitations as the Committee may from time to time impose, among other things, provisions that:

                    (i) permit the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation upon such issuance or in respect of such Award or Shares, in whole or in part, by any one or more of the following:

                         (A) the delivery of previously owned shares of capital
               stock of the Company (including shares acquired as or pursuant to Awards) or other property,

                         (B) a reduction in the amount of Common Shares or other
               property otherwise issuable pursuant to such Award, or

                         (C) the delivery of a promissory note, under any
               applicable financing plan or on such other terms and conditions, as in either case authorized by the Committee, consistent with applicable law;

                    (ii) accelerate the receipt of benefits pursuant to such Award upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee;

                    (iii) qualify such Award as an Incentive Stock
          Option;

                    (iv) extend the exercisability or term of any or all such outstanding Awards, change the price of any or all such outstanding Awards or otherwise change previously imposed terms and conditions, in the specified events described in clause (ii) above or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee, in each case subject to Section 8;

                    (v) authorize the conversion, succession or substitution of outstanding Awards under Section 5 upon the occurrence of an event of the type described in Section 7, or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and/or

                    (vi) provide for automatic grants of Awards or successive Awards.

               (d) Binding Determinations. Any action taken by, or inaction of,
                   ----------------------
     the Company, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or officer of the Company shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself.

               (e) Reliance on Experts. In making any determination or in taking
                   -------------------
     or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

               (f) Delegation. The Committee may delegate ministerial, non-
                   ----------
     discretionary functions to individuals who are officers or employees of the Company.

          5.    Awards.
                ------

               (a) Types of Awards. The Committee, on behalf of the Company, is
                   ---------------
     authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) Common Shares,
     (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Shares or other equity securities of the Company and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination of these variables, or
     (iii) any similar security with a value derived from the value of the Common Shares or other equity securities of the Company. The authorization of any such arrangement (including any benefits described in Section 5(d)) is referred to herein as the grant of an Award. The date of grant may be at or after (but not before) the date the Committee authorizes the Award. The Committee may authorize an officer or officers (other than the particular recipient) to execute any or all agreements memorializing any grant of an Award by the Committee under this Plan. All Awards shall be evidenced by a writing ("Award Agreement") executed on behalf of the Company and, if
               ---------------
     required by the Committee, by the recipient of the Award.

               (b) Form of Awards. Awards are not restricted to any specified
                   --------------
     form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, performance restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

               (c) Special Performance-Based Share Awards. Without limiting the
                   --------------------------------------
     generality of the foregoing, and in addition to options granted under other provisions of this Section 5, other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether
                                             ------------------------
     in the form of restricted stock, performance stock, phantom stock or other rights, the vesting of which depends on actual net earnings results (the performance goal) relative to preestablished targeted levels of net earnings, may be granted under this Plan. The specific net earnings target must be approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to target remains substantially uncertain. Earnings targets may be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set. Other types of performance and non-performance awards may also be granted under the other provisions of this Plan.

                   (1) Eligible Class. The eligible class of persons for Awards
                       --------------
         under this clause (c) shall be executive officers of the Company. For each executive officer level, a percent will be established ranging from 25 to 100% of base salary level, which will be used in the calculation of the Performance-Based Award under clause (c) above.

                   (2) Maximum Award. In no event will grants be made in any
                       -------------
         fiscal year to a participant under this clause (c) that relate to more than 100,000 shares.

                   (3) Committee Certification. Before any Performance-Based
                       -----------------------
         Award under clause (c) is paid, the Committee must certify that the material terms of the Performance-Based Award feature were satisfied.

                   (4) Terms and Conditions of Awards. The Committee will have
                      -------------------------------
         discretion to determine the restrictions or other limitations of the individual Awards under clause (c).

               (d) Price; Consideration; Option Pricing Limit. Common Shares may
                   ------------------------------------------
     be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, cash, Common Shares (valued at then Fair Market Value, as defined in Section 11), or services rendered by the recipient of such Award; provided that no Common Shares
                                              -------------
     shall be issued for less than the minimum lawful consideration and no option shall be granted with an exercise price that is less than the Fair Market Value of the underlying shares on the date of grant.

               (e) Cash Awards; Loans. The Committee shall have the express
                   ------------------
     authority to create, add or include a cash payment or benefit under this Plan, whether in lieu of, in addition to or as an Award or as a component of another type of Award, and to make or authorize loans to finance, or to otherwise accommodate the financing of, the acquisition or exercise of an Award.

               (f) Transfer Restrictions. Any Award that constitutes a
                   ---------------------
     derivative security (as defined in Rule 16a-l(c) under the Exchange Act) and that is granted to or held by a person subject to Section 16 of the Exchange Act (a "Section 16 Person") shall be subject to the restrictions
                      -----------------
     on exercisability and on transfer set forth in or pursuant to Rule 16b-3, which restrictions are incorporated herein by this reference.

               (g) Tax Withholding. Upon the issuance of shares, the payment of
                   ---------------
     cash or any other taxable event in respect of an Award under this Plan, such number of shares or amount of cash or other consideration, as the case may be, otherwise issuable or payable may be reduced by the amount necessary to satisfy the minimum applicable tax withholding requirements imposed on the Company or any subsidiary in respect of such Award or event, all to the extent and in such manner as the Committee may determine. The participant shall have no discretion as to whether such shares or amount will or will not be withheld by the Company; and, if the withholding offset is not mandatory and automatic, the payment of any such Award shall be subject to the delivery (or provision for delivery) to the Company of the full amount due for such withholding in cash equivalent.

          6.    Term of Plan. No Award shall be granted under this Plan after
                ------------
March 31, 1999. Although Common Shares may be issued after March 31, 1999 pursuant to Awards granted prior to such date, no Common Shares otherwise shall be issued under this Plan after such date. Notwithstanding the foregoing, any Award granted prior to such date may vest or be amended after such date in any manner that would have been permitted prior to such date, except that (except as provided in Section 7) no such amendment shall increase the number of shares subject to or comprising such Award, or extend the final expiration date of the Award or reduce (below the Fair Market Value on the date of the amendment) the exercise price of or under such Award.

          7.    Adjustments and Acceleration.
                ----------------------------

               (a) Adjustments. If (i) the outstanding securities of the class
                   -----------  --
     then subject to this Plan (the "outstanding shares") (A) are increased,
                                     ------------------
     decreased, exchanged or converted as a result of a stock split (including a split in the form of a stock dividend), reverse stock split, recapitalization, or similar event or (B) are exchanged for or converted into cash, property or a different number or kind of securities (or if cash, property or securities are distributed in respect of the outstanding shares), as a result of a reorganization, merger, consolidation, exchange, recapitalization, restructuring, or reclassification, or (ii) substantially all of the property and assets of the Company are sold as an entirety, or
     (iii) the Company is liquidated and dissolved, then, the Committee (or, in
                                                    ----
     the case of Director Options, the Board) shall, in such manner and to such extent (if any) as is equitable and appropriate, make proportionate adjustments in (x) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options and other Awards previously granted under this Plan (and, where applicable, the exercise price thereof so as to maintain the same aggregate exercise price), and (y) the maximum number and type of shares or other securities, cash, or property that may be issued or delivered pursuant to Options (including Incentive Stock Options and Director Options) and other Awards thereafter granted under this Plan, and (z) such other terms as necessarily are affected by such event. In the case of an extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, exchange, or spin off, the Committee (or the Board, in the case of Director Options) may make provisions for a substitution or exchange of any or all outstanding Options or rights (or for the securities, cash or property deliverable upon exercise of such outstanding Options or rights), based upon the distribution or consideration payable to holders of the Common Shares of the Company upon or in respect of such event; provided, however, that (i) such adjustment and the acting body's
            --------- -------
     actions in respect thereof are based on objective criteria and (in the case of holders subject to Section 16(a) of the Exchange Act) satisfy applicable criteria in respect of anti-dilutive or similar adjustments, substitutions or exchanges, as the case may be, under Rule 16b-3, and, as to Director Options, the provisions of Rule 16b-3(c)(2)(ii), and (ii) such adjustment is approved by shareholders or is otherwise consistent with the effect of such event on shareholders, and (iii) the accuracy of such adjustments is confirmed by the Company's independent auditors.

               (b) Acceleration.
                   ------------
                   (i) A "Change in Control" for purposes of this Plan shall
                          -----------------
         mean (u) approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation; (v) approval by the shareholders of the Corporation of an agreement of merger or consolidation, or other reorganization, with or into one or more entities that are not subsidiaries or affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization); (x) approval by the shareholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity which is not a subsidiary or other affiliate; (y) any "person" (as such term is used in Sections 13(d) and 14(d) of the
          ------
         Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3
                                    ----------------
         under the Exchange Act), directly or indirectly, of securities of the
         Company representing more than 50% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or (z) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least a majority of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved, but, in the case of successors, without duplication).

                   (ii) Prior to a Change in Control, the Committee may determine in respect of Awards held by Employees that upon or in anticipation of the occurrence of the Change in Control benefits under Awards shall be accelerated only for a limited period of time, not less than a period of time reasonably necessary to realize the benefits of such acceleration nor more than one year after the Change in Control. Unless such a determination is made, then (subject to the last sentence of this clause) upon the occurrence of a Change in Control (x) each Option and Stock Appreciation Right shall become immediately exercisable, (y) Restricted Stock and Performance Restricted Stock shall immediately vest free of restrictions, and (z) each Performance Share Award shall become payable to the Participant; provided, however,
                                                              --------  -------
         that in no event shall any Award be accelerated as to any Section 16 Person to a date less than six months after the date of such Award. The Committee may override the limitations on acceleration in this Section 7(b)(ii) by express provision in the Award Agreement or otherwise, and may accord any holder of an Award a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with any applicable regulatory requirements, including without limitation Section 422 of the Code.

                   (iii) Any Awards that are (or but for a holder's rejection of acceleration would have been) accelerated under this Section 7 and that are not exercised or vested prior to a dissolution of the Company or a reorganization event described in Section 7(a) that the Company does not survive shall terminate, provided that if provision has been made, consistent with the terms hereof, for the substitution, exchange or other settlement of Awards, such Awards shall be substituted, exchanged or otherwise settled in accordance with such provision.

                   (iv) Any Awards that are (or but for the holder's rejection of the acceleration would have been) accelerated that are not exercised or vested prior to an abandonment or termination of a transaction subject to shareholder approval that triggered the Change in

          Control (as evidenced by public announcement, Board resolution, execution of documents terminating the transaction, or other action or document objectively confirming such abandonment or termination), shall be restored to their prior status (except for the effects of the passage of time) as if no Change in Control had occurred.

               (c) Golden Parachute Limitations. In no event shall an Award be
                   ----------------------------
     accelerated under the Plan to an extent or in a manner which would not be fully deductible by the Company for federal income tax purposes because of
     Section 280G of the Code, nor shall any payment hereunder be accelerated if any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a holder would be entitled to benefits or payments hereunder and under any other plan or program which would constitute "parachute payments" as defined in Section 280G of the Code, then the holder may by written notice to the Company designate the order in which such parachute payments shall be reduced or modified so that the Company is not denied federal income tax deductions for any "parachute payments" because of Section 280G of the Code.

          8. Amendment and Termination of Plan. The Board (subject to any
             ---------------------------------
Committee or shareholder approval required under applicable law) may amend or terminate this Plan at any time and in any manner. No amendment or termination of the Plan or change in or affecting any outstanding Award shall deprive in any material respect the recipient without the consent of such recipient, of any of his or her rights or benefits under or with respect to the outstanding Award. Adjustments contemplated by Section 7 shall not be deemed to constitute a change requiring such consent.

          9. Effective Date of Plan; Shareholder Approval. This Plan shall be
             --------------------------------------------
effective as of March 31, 1994, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable law.

          10. Legal Issues.
              ------------

               (a) Compliance and Choice of Law; Severability. This Plan, the
                   ------------------------------------------
     granting and vesting of Awards under this Plan and the issuance and delivery of Common Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Company. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan (subject to Section 10(b)) shall continue in effect.

               (b) Plan Construction. It is the intent of the Company that this
                   -----------------
     Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of recipients who are or may become persons subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed inoperative.

               (c) REIT Qualification. Notwithstanding anything contained herein
                   ------------------
     to the contrary, no participant may receive any Common Shares upon the grant, exercise or vesting of an option or right or other Award to the extent it will cause such person to beneficially or constructively own equity shares in excess of the 9.8% of the equity shares of the Company. In the event that a participant would be otherwise entitled to claim or seek to exercise any right which upon delivery of Common Shares would cause such participant to beneficially or constructively own equity shares in excess of the ownership limit, the Company shall have the right, notwithstanding any option or right previously granted to the participant, to deliver a check or cash to the participant in lieu thereof.

               (d) Non-Exclusivity of Plan. Nothing in this Plan shall limit or
                   -----------------------
     be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

          11. Non-Officer Director Options.
              ----------------------------

               (a) Participation. Awards in respect of not more than 690,000
                   -------------
     (subject to adjustment) of the shares authorized under this Plan shall be made under this Section 11 only to Non-Officer Directors and shall be evidenced by an Award Agreement substantially in the form of Exhibit A.

               (b) Certain Definitions. The following definitions shall apply to
                   -------------------
     this Section 11:

               "Business Day" shall mean any day, other than Saturday, Sunday or
                ------------
     any statutory holiday in the state of California.

               "Director Option" shall mean an Option granted to a Non-Officer
                ---------------
     Director pursuant to Section 11.

               "Disability" shall mean a "permanent and total disability" within
                ----------
     the meaning of Section 22(e)(3) of the Code.

               "Fair Market Value" on a specified date shall mean (i) if the
                -----------------
     Common Shares are listed or admitted to trade on a national securities exchange, the average of the high and low reported sales prices of the Common Shares on the Composite Tape on such date, as published in the Western Edition of The Wall Street Journal, on the principal national securities exchange on which the Common Shares are so listed or admitted to trade, or, if there is no trading of the Shares on such date, then the average of the high and low reported sales prices of the Common Shares as quoted on such Composite Tape on the next preceding date on which there was trading in such Shares; (ii) if the Common Shares are not listed or admitted to trade on a national securities exchange, the average of the high and low reported prices for the Common Shares on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System (or a similar organization, if the NASD is no longer reporting such information); (iii) if the Common Shares are not listed or admitted to trade on a national securities exchange and are not reported on the National Market Reporting System, the arithmetic mean between the bid and asked prices for the Shares on such date, as furnished by the NASD or a similar organization; or (iv) if the Common Shares are not listed or admitted to trade on a national securities exchange nor reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Board at such time for purposes of this Plan.

               "Retirement" shall mean retirement or resignation as a director
                ----------
     after at least five (5) years service as a director.

               (c) Initial Award. Persons who are Non-Officer Directors in
                   -------------
     office at the time this Plan is first approved by the shareholders of the Company shall be granted on June 1, 1994 without further action a nonqualified stock option to purchase 30,000 Common Shares. The grant date of such Director Options shall be June 1, 1994.

               (d) Subsequent Annual Awards. On the first Business Day in June
                   ------------------------
     in each subsequent calendar year during the term of the Plan, commencing in June 1995, there shall be granted automatically (without any action by the Committee or the Board) a nonqualified stock option (the grant date of which shall be such date in June) to each Non-Officer Director then in office to purchase the number of Common Shares equal to 30,000 multiplied by a fraction, the numerator of which is the earnings per share of Common Stock (on a fully diluted basis) of the Company for the fiscal year of the Company ended immediately before the date of grant of the Non-Officer Director option (as reported in the audited Financial Statements included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), but in no event less than zero) (the "EPS
                                                                        ---
     Numerator Amount") and the denominator of which is (i) in 1995, $1.00, and
     ----------------
     (ii) in each year after 1995, the greater of (x) $1.15 compounded at a rate of 15% per year (i.e., in 1996, $1.15; in 1997, $1.32; and in 1998, $1.52;
     or (y) the EPS Numerator Amount for the fiscal year of the Company ended immediately before the fiscal year used in determining the EPS Numerator Amount. The number 30,000 and the specific dollar amounts herein are subject to adjustment in those events set forth in clause (i) below.

               (e) Maximum Number of Shares. Annual grants that would otherwise
                   ------------------------
     exceed the maximum number of shares under Section 3(b) shall be prorated within such limitation. Notwithstanding anything to the contrary contained herein, a Non-Officer Director shall not receive Options for more than 50,000 Common Shares pursuant to this Section 11 in any year.

               (f) Purchase Price. The exercise price for Shares under each Non-
                   --------------
     Officer Director option shall be equal to 100% of the Fair Market Value of a Common Share on the date the Director Option is granted. The exercise price of any option granted under this Section shall be paid in full at the time of each purchase in cash equivalent or in Common Shares valued at their Fair Market Value on the date of exercise of such option, or partly in such shares and partly in cash, provided that any such Common Shares
                                        -------- ----
     used in
     payment shall have been owned by the Non-Officer Director at least six months prior to the date of exercise.

               (g) Option Period and Exercisability. Each Director Option
                   --------------------------------
     granted under this Section 11 shall become fully exercisable on the first anniversary of the grant date. Each option granted under this Section 11 and all rights or obligations thereunder shall expire on the earlier of the fifth anniversary of the date of grant or the liquidation or dissolution of the Company and shall be subject to earlier termination as provided below.

               (h) Termination of Directorship. If a Non-Officer Director's
                   ---------------------------
     services as a member of the Board of Directors terminate by reason of death, Disability or Retirement, an option granted pursuant to this Section then held by such Non-Officer Director shall immediately become and shall remain exercisable for one year after the date of such termination or until the expiration of the stated term of such option, whichever first occurs. If a Non-Officer Director's services as a member of the Board terminate for any other reason, any portion of an option granted pursuant to this Section which is not then exercisable shall terminate and any portion of such option which is then exercisable may be exercised for three months after the date of such termination or until the expiration of the stated term whichever first occurs.

               (i) Adjustments. The provisions of this Section 11 and Director
                   -----------
     Options granted hereunder shall be subject to Section 7. If there shall occur any event described in Section 7(a), then in addition to the matters contemplated thereby, the Board shall, in such manner and to such extent (if any) as is appropriate and equitable, proportionately adjust the dollar amounts set forth elsewhere in this Section 11.

               (j) Acceleration Upon a Change in Control. Upon the occurrence of
                   -------------------------------------
     a Change in Control referred to in Section 7(b), each Director Option granted under this Section 11 shall become immediately exercisable in full subject to the terms thereof (other than with respect to the Committee's discretion); provided, however, that none of the Director Options granted
                  --------- -------
     under this Section 11 shall be accelerated to a date less than six months after the grant date of such option. To the extent that any Director Option granted under this Section 11 is not exercised prior to (i) a dissolution of the Company or (ii) a merger or other corporate event that the Company does not survive, and no provision is (or consistent with the provisions of Sections 10 or 11 can be) made for the assumption, conversion, substitution or exchange of the option, the

     Director Option shall terminate upon the occurrence of such event.

               (k) Limitation on Amendments and Changes. Without limiting the
                   ------------------------------------
     generality of Section 8, the provisions of this Section 11 shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii)(or any successor provision).

               (l) Other Provisions. The provisions of Sections 3, 5(e) and 7
                   ----------------
     through 10 are incorporated herein by this reference. It is the intent of the Company that this Section 11 constitute a formula plan within the meaning of Rule 16b-3(c)(2)(ii) and that this Section 11 be construed in a manner consistent with such intent. Unless the context otherwise requires and to the extent required for purposes of Rule 16b-3, the provisions of this Section 11 shall be construed as a separate plan.

                                   EXHIBIT A

                    COUNTRYWIDE MORTGAGE INVESTMENTS, INC.

                               ELIGIBLE DIRECTOR

                     NON-QUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT dated as of the        day of            , 19    ,
between Countrywide Mortgage Investments, Inc., a Delaware corporation
(the "Corporation"), and                       (the "Director").

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Corporation has adopted and the shareholders of the Corporation have approved a 1994 Stock Incentive Plan (the "Plan").

          WHEREAS, pursuant to Section 11 of the Plan, the Corporation has granted an option (the "Option") to the Director upon the terms and conditions evidenced hereby, as required by the Plan, which Option is not intended as and shall not be deemed to be an incentive stock option within the meaning of
Section 422 of the Code.

          NOW, THEREFORE, in consideration of the services rendered and to be rendered by the Director, the Corporation and the Director agree to the terms and conditions set forth herein as required by the terms of the Plan.

          1.    Option Grant. This Agreement evidences the grant to the
                ------------
Director, as of _____________ , ____ (the "Option Date"), of an Option to purchase an aggregate of _____ shares of Common Stock, par value ________ per share, under Section 11 of the Plan, subject to adjustment as provided in or pursuant to the Plan.

          2.    Exercise Price. The Option entitles the Director to purchase,
                --------------
subject to the terms hereof, all or any part of the Option shares at a price per share of $ ________, which represents the Fair Market Value of the shares on the Option Date.

          3.    Option Exercisability and Term. The Option shall first become
                ------------------------------
exercisable on the first anniversary of the Option Date and shall terminate ______________, 19 ____,* unless earlier accelerated or terminated in accordance with the terms of Section 11 of the Plan.

          4.    Service. The Director agrees to serve as a director in
                -------
accordance with the provisions of the Corporation's Certificate of Incorporation, bylaws and applicable law.

- - --------------
     * insert day before fifth anniversary of Option Date.

          5.    General Terms. The Option and this Agreement are subject to, and
                -------------
the Corporation and the Director agree to be bound by, the provisions of the Plan that apply to the Option, including but not limited to Sections 3(f)-(g), 5(f), 7 through 11. Such provisions are incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. Capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COUNTRYWIDE MORTGAGE INVESTMENTS, INC.
(a Delaware corporation)

By
  ---------------------------------------
  Title
       ----------------------------------


DIRECTOR

- - -----------------------------------------                            (Signature)

- - -----------------------------------------                           (Print Name)

- - -----------------------------------------                              (Address)

- - -----------------------------------------                (City, State, Zip Code)